As filed with the Securities and Exchange Commission on January 9, 2008

Registration No. 333-140852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
Registration Statement Under The Securities Act of 1933

STEN CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

6141
(Primary Standard Industrial Classification Code Number)

41-1391803
(I.R.S. Employer Identification No.)

10275 Wayzata Blvd., Suite 310
Minnetonka, Minnesota  55305
(952) 545-2776
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth W. Brimmer, President and Chief Executive Officer
Mark F. Buckrey, Chief Financial Officer and Treasurer
STEN Corporation
10275 Wayzata Blvd., Suite 310
Minnetonka, Minnesota  55305
(952) 545-2776
(Name, address, including zip code, and telephone number
including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

April Hamlin, Esq. Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone: (612) 371-3211	Michael J. Kolar, Esq. Patrice H. Kloss, Esq. Oppenheimer Wolff & Donnelly LLP Plaza VII, Suite 3300 45 South 7th Street Minneapolis, Minnesota 55402 Telephone: (612) 607-7000

Approximate date of commencement of proposed sale to public:  From time to time as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Renewable Unsecured Subordinated Notes	$25,000,000	(1)	$25,000,000	$767.50 (2)

(1)

The Renewable Unsecured Subordinated Notes will be issued in denominations selected by the Purchasers in any amount equal to or exceeding $1,000 in increments of $1.00.

(2)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

STEN Corporation is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-140852) for the purpose of filing Exhibit 5.1 to the Registration Statement. This Post-Effective Amendment No. 2 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15, 16(b) and 17 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Description
1.1	Distribution and Management Agreement between the Company, Sumner Harrington Ltd. and Sumner Harrington Agency, Inc. dated April 5, 2007 (1).
3.1	Composite Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000).
3.2	Amended and Restated Bylaws effective February 23, 1995 (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-KSB for the year ended September 30, 1998).
4.1	Indenture between the Company and Wells Fargo Bank, National Association dated April 5, 2007 (1).
4.2	Form of Note (1).
4.3	Form of Note Confirmation (1).
4.4	Form of Subscription Agreement (1).
4.5	Paying Agent Agreement between Wells Fargo Bank, National Association and STEN Corporation dated April 5, 2007 (1).
5.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant regarding the legality of the notes (2)
8.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant as to certain federal income tax matters (1)
10.3	Mortgage Note dated December 15, 2000 issued in the amount of $975,000 by StanCorp. (incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-KSB for September 30, 2002)
10.4

Subordinated Promissory Note dated June 30, 2005 in the principal amount of $700,000 made by Life Safe Services, LLC to STEN Corporation (incorporated by reference to Exhibit 0.2 of the Company’s Current Report on Form 8-K dated June 30, 2005).

10.5

Guaranty dated June 30, 2005 by Patrick Hoene and Christine Hoene in favor of STEN Corporation (incorporated by reference to Exhibit 0.3 of the Company’s Current Report on Form 8-K dated June 30, 2005).

10.6

Mortgage, Assignment of Rents, Security Agreement Fixture Filing dated as of April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the “June 2005 10-Q”)).

10.7

Note in the principal amount of $1,060,000 dated April 15, 2005 payable to Standard Insurance Company and made by BTAC Properties, Inc., Gary Copperud and Kenneth W. Brimmer (incorporated by reference to Exhibit 10.2 to the June 2005 10-Q).

10.8	Assignment of Lessor’s Interest in Leases dated as of April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.3 to the June 2005 10-Q).
10.9

Mortgage, Assignment of Rents, Security Agreement Fixture Filing dated April 25, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.4 to the June 2005 10-Q).

10.10

Note dated April 25, 2005 in the principal amount of $995,000 payable to Standard Insurance Company and made by BTAC Properties Inc., Gary Copperud and Kenneth W. Brimmer (incorporated by reference to Exhibit 10.5 to the June 2005 10-Q).

10.11	Assignment of Lessor’s Interest in Leases dated as of April 25, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.6 to the June 2005 10-Q).
10.12

Purchase Agreement dated August 10, 2005 by and between STEN Corporation and OLD Holdings, LLC (incorporated by reference to Exhibit 10.37 to the Company’s Form 10-KSB for the year ended September 30, 2005 (the “2005 10-KSB”).

10.13	Amendment No. 1 to Purchase Agreement dated December 12, 2005 by and between STEN Corporation and OLD Holdings, LLC (incorporated by reference to Exhibit 10.40 to the 2005 10-KSB).
10.14

Consultant and Non-Compete Agreement dated as of November 14, 2006 by and between Colfax Financial Corporation and Flash Motors, Inc. (incorporated by reference to Exhibit 10.40 to the Company’s Form 10-KSB for the year ended October 1, 2006 (the “2006 10-KSB”)).

10.15	Asset Purchase Agreement dated as of November 14, 2006 by and between Colfax Financial Corporation and Flash Motors, Inc. (incorporated by reference to Exhibit 10.41 to the 2006 10-KSB).
10.16

Promissory Note dated November 14, 2006 from Colfax Financial Corporation as the maker and Flash Motors, Inc. as payee in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.42 to the 2006 10-KSB).

10.17

Promissory Note dated November 14, 2006 from Colfax Financial Corporation as the maker and Flash Motors, Inc. as payee in the principal amount of $400,000 (incorporated by reference to Exhibit 10.43 to the 2006 10-KSB).

10.18

Assignment and Transfer – Bill of Sale (JJ Ltd. William Hamen) from Flash Motors (d/b/a Colfax Financial) as assignor and Colfax Financial Corporation as assignee dated effective November 7, 2006 (incorporated by reference to Exhibit 10.43 to the 2006 10-KSB).

10.19

Business Loan Agreement (Asset Based) dated as of January 18, 2006 (Loan No. 4020716) by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the period ended December 31, 2006 (the “December 2006 10-Q”)).

10.20

Promissory Note dated January 18, 2006 by STEN Corporation as borrower and Citizens Independent Bank as lender in principal amount of $750,000 (incorporated by reference to Exhibit 10.2 to the December 2006 10-Q).

10.21	Commercial Security Agreement dated January 18, 2006 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.3 to the December 2006 10-Q).
10.22	Commercial Pledge Agreement dated January 18, 2006 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.4 to the December 2006 10-Q).
10.23	Commercial Loan/Note Amendment Agreement dated January 8, 2007 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.5 to the December 2006 10-Q).
10.24	Credit Agreement dated February 13, 2007 among Colfax Financial Corporation, STEN Corporation and R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.6 to the December 2006 10-Q).
10.25

Secured Convertible Promissory Note dated February 13, 2007 in principal amount of up to $3,000,000 by Colfax Financial Corporation as maker, R.W. Sabes Investment, LLC as holder and STEN Corporation as to the conversion feature (incorporated by reference to Exhibit 10.7 to the December 2006 10-Q).

10.26	Security Agreement dated February 13, 2007 by Colfax Financial Corporation in favor of R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.8 to the December 2006 10-Q).
10.27	Parent Guaranty dated as of February 13, 2007 by STEN Corporation in favor of R. W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.9 to the December 2006 10-Q).
10.28	Security Agreement by STEN Corporation in favor of R. W. Sabes Investment, LLC dated February 13, 2007 (incorporated by reference to Exhibit 10.10 to the December 2006 10-Q).
10.29

Warrant to purchase 219,900 shares of Common Stock dated February 13, 2007 issued by STEN Corporation to R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.11 to the December 2006 10-Q).

10.30	Registration Rights Agreement dated February 13, 2007 by and between STEN Corporation and R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.12 to the December 2006 10-Q).
10.31

Lease Agreement dated February 15, 2007 by and between STEN Corporation and JAML LTD., LLLP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 15, 2007).

10.32

Lease dated February 15, 2007 by and between Harry March and MWJ, Inc., as assigned to STEN Corporation on February 15, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 15, 2007).

10.33

Settlement Agreement dated March 20, 2007 by and between Flash Motors, Inc. and STEN Credit Corporation (f/k/a Colfax Financial Corporation) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 20, 2007 (the “March 2007 8-K”)).

10.34

Non-Solicitation Agreement dated as of March 20, 2007 by and between STEN Credit Corporation (f/k/a Colfax Credit Corporation) and Flash Motors, Inc. (incorporated by reference to Exhibit 10.2 to the March 2007 8-K).

10.35

Promissory Note dated March 1, 2007 in principal amount of $1,400,000 by STEN Credit Corporation (f/k/a Colfax Financial Corporation) as maker and Flash Motors, Inc. as holder (incorporated by reference to Exhibit 10.3 of the March 2007 8-K).

10.36

Asset Purchase Agreement made May 11, 2007 retroactive to April 29, 2007 between Burger Time Acquisition Corporation and BTND, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the thirteen week period ended April 1, 2007).

10.37

Promissory Note dated May 11, 2007 in the amount of $806,317 by BTND, LLC as maker and Burger Time Acquisition Corporation as payee  (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-QSB for the thirteen week period ended April 1, 2007).

10.38

Promissory Note dated April 28, 2007 in the amount of $1,886,431.94 by BTND, LLC as maker and STEN Corporation as payee (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007).

10.39

Security Agreement made as of November 23, 2007 by and among Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent, STEN Credit Corporation, Stencor, Ind., EasyDrive Cars and Credit Corporation, STEN Corporation and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 23, 2007 (the “November 2007 8-K”).

10.40

Secured Revolving Note dated November 23, 2007 issued by STEN Corporation and the other companies thereto to Valens U.S. SPV I, LLC, as holder in the maximum principal amount of $5,500,000 (incorporated by reference to Exhibit 10.2 to November 2007 8-K).

10.41

Common Stock Purchase Warrant dated November 23, 2007 issued by STEN Corporation to Valens U.S. SPV I, LLC for 22,006 shares of common stock  (incorporated by reference to Exhibit 10.3 to November 2007 8-K).

10.42	Irrevocable Proxy dated November 23, 2007 by Valens U.S. SPV I, LLC appointing STEN Corporation (incorporated by reference to Exhibit 10.4 to November 2007 8-K).
10.43	Registration Rights Agreement dated November 23, 2007 by and between STEN Corporation and Valens U.S. SPV I, LLC (incorporated by reference to Exhibit 10.5 to November 2007 8-K).
12.1	Statement re Ratio of Earnings to Fixed Charges (1)
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5.1) (2)
23.2	Consent of Virchow, Krause & Company, LLP (1)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo, National Association (1).

(1)   Previously filed.
(2)   Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 2 to Form S-1 and as duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka and the State of Minnesota, on the 9th day of December, 2007.

STEN CORPORATION By:/s/ Kenneth W. Brimmer Kenneth W. Brimmer President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons on the dates indicated:

Signature	Title	Date
/s/ Kenneth W. Brimmer Kenneth W. Brimmer	President and Chief Executive Officer (principal executive officer)	January 9, 2008
/s/ Mark F. Buckrey Mark F. Buckrey	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 9, 2008
/s/ Allan D. Anderson Allan D. Anderson	Director	January 9, 2008
/s/ Robert S. Kuschke Robert S. Kushke	Director	January 9, 2008
/s/ Steven F. Sabes Steven F. Sabes	Director	January 9, 2008
/s/ Gervaise Wilhelm Gervaise Wilhelm	Director	January 9, 2008

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Index

Exhibit Number	Description
1.1	Distribution and Management Agreement between the Company, Sumner Harrington Ltd. and Sumner Harrington Agency, Inc. dated April 5, 2007 (1).
3.1	Composite Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000).
3.2	Amended and Restated Bylaws effective February 23, 1995 (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-KSB for the year ended September 30, 1998).
4.1	Indenture between the Company and Wells Fargo Bank, National Association dated April 5, 2007 (1).
4.2	Form of Note (1).
4.3	Form of Note Confirmation (1).
4.4	Form of Subscription Agreement (1).
4.5	Paying Agent Agreement between Wells Fargo Bank, National Association and STEN Corporation dated April 5, 2007 (1).
5.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant regarding the legality of the notes (2)
8.1	Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant as to certain federal income tax matters (1)
10.3	Mortgage Note dated December 15, 2000 issued in the amount of $975,000 by StanCorp. (incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-KSB for September 30, 2002)
10.4

Subordinated Promissory Note dated June 30, 2005 in the principal amount of $700,000 made by Life Safe Services, LLC to STEN Corporation (incorporated by reference to Exhibit 0.2 of the Company’s Current Report on Form 8-K dated June 30, 2005).

10.5

Guaranty dated June 30, 2005 by Patrick Hoene and Christine Hoene in favor of STEN Corporation (incorporated by reference to Exhibit 0.3 of the Company’s Current Report on Form 8-K dated June 30, 2005).

10.6

Mortgage, Assignment of Rents, Security Agreement Fixture Filing dated as of April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the “June 2005 10-Q”)).

10.7

Note in the principal amount of $1,060,000 dated April 15, 2005 payable to Standard Insurance Company and made by BTAC Properties, Inc., Gary Copperud and Kenneth W. Brimmer (incorporated by reference to Exhibit 10.2 to the June 2005 10-Q).

10.8	Assignment of Lessor’s Interest in Leases dated as of April 15, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.3 to the June 2005 10-Q).
10.9

Mortgage, Assignment of Rents, Security Agreement Fixture Filing dated April 25, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.4 to the June 2005 10-Q).

10.10

Note dated April 25, 2005 in the principal amount of $995,000 payable to Standard Insurance Company and made by BTAC Properties Inc., Gary Copperud and Kenneth W. Brimmer (incorporated by reference to Exhibit 10.5 to the June 2005 10-Q).

10.11	Assignment of Lessor’s Interest in Leases dated as of April 25, 2005 between BTAC Properties, Inc. and Standard Insurance Company (incorporated by reference to Exhibit 10.6 to the June 2005 10-Q).
10.12

Purchase Agreement dated August 10, 2005 by and between STEN Corporation and OLD Holdings, LLC (incorporated by reference to Exhibit 10.37 to the Company’s Form 10-KSB for the year ended September 30, 2005 (the “2005 10-KSB”).

10.13	Amendment No. 1 to Purchase Agreement dated December 12, 2005 by and between STEN Corporation and OLD Holdings, LLC (incorporated by reference to Exhibit 10.40 to the 2005 10-KSB).
10.14

Consultant and Non-Compete Agreement dated as of November 14, 2006 by and between Colfax Financial Corporation and Flash Motors, Inc. (incorporated by reference to Exhibit 10.40 to the Company’s Form 10-KSB for the year ended October 1, 2006 (the “2006 10-KSB”)).

10.15	Asset Purchase Agreement dated as of November 14, 2006 by and between Colfax Financial Corporation and Flash Motors, Inc. (incorporated by reference to Exhibit 10.41 to the 2006 10-KSB).
10.16

Promissory Note dated November 14, 2006 from Colfax Financial Corporation as the maker and Flash Motors, Inc. as payee in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.42 to the 2006 10-KSB).

10.17

Promissory Note dated November 14, 2006 from Colfax Financial Corporation as the maker and Flash Motors, Inc. as payee in the principal amount of $400,000 (incorporated by reference to Exhibit 10.43 to the 2006 10-KSB).

10.18

Assignment and Transfer – Bill of Sale (JJ Ltd. William Hamen) from Flash Motors (d/b/a Colfax Financial) as assignor and Colfax Financial Corporation as assignee dated effective November 7, 2006 (incorporated by reference to Exhibit 10.43 to the 2006 10-KSB).

10.19

Business Loan Agreement (Asset Based) dated as of January 18, 2006 (Loan No. 4020716) by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB for the period ended December 31, 2006 (the “December 2006 10-Q”)).

10.20

Promissory Note dated January 18, 2006 by STEN Corporation as borrower and Citizens Independent Bank as lender in principal amount of $750,000 (incorporated by reference to Exhibit 10.2 to the December 2006 10-Q).

10.21	Commercial Security Agreement dated January 18, 2006 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.3 to the December 2006 10-Q).
10.22	Commercial Pledge Agreement dated January 18, 2006 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.4 to the December 2006 10-Q).
10.23	Commercial Loan/Note Amendment Agreement dated January 8, 2007 by and between STEN Corporation and Citizens Independent Bank (incorporated by reference to Exhibit 10.5 to the December 2006 10-Q).
10.24	Credit Agreement dated February 13, 2007 among Colfax Financial Corporation, STEN Corporation and R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.6 to the December 2006 10-Q).
10.25

Secured Convertible Promissory Note dated February 13, 2007 in principal amount of up to $3,000,000 by Colfax Financial Corporation as maker, R.W. Sabes Investment, LLC as holder and STEN Corporation as to the conversion feature (incorporated by reference to Exhibit 10.7 to the December 2006 10-Q).

10.26	Security Agreement dated February 13, 2007 by Colfax Financial Corporation in favor of R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.8 to the December 2006 10-Q).
10.27	Parent Guaranty dated as of February 13, 2007 by STEN Corporation in favor of R. W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.9 to the December 2006 10-Q).
10.28	Security Agreement by STEN Corporation in favor of R. W. Sabes Investment, LLC dated February 13, 2007 (incorporated by reference to Exhibit 10.10 to the December 2006 10-Q).
10.29

Warrant to purchase 219,900 shares of Common Stock dated February 13, 2007 issued by STEN Corporation to R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.11 to the December 2006 10-Q).

10.30	Registration Rights Agreement dated February 13, 2007 by and between STEN Corporation and R.W. Sabes Investment, LLC (incorporated by reference to Exhibit 10.12 to the December 2006 10-Q).
10.31

Lease Agreement dated February 15, 2007 by and between STEN Corporation and JAML LTD., LLLP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 15, 2007).

10.32

Lease dated February 15, 2007 by and between Harry March and MWJ, Inc., as assigned to STEN Corporation on February 15, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 15, 2007).

10.33

Settlement Agreement dated March 20, 2007 by and between Flash Motors, Inc. and STEN Credit Corporation (f/k/a Colfax Financial Corporation) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 20, 2007 (the “March 2007 8-K”)).

10.34

Non-Solicitation Agreement dated as of March 20, 2007 by and between STEN Credit Corporation (f/k/a Colfax Credit Corporation) and Flash Motors, Inc. (incorporated by reference to Exhibit 10.2 to the March 2007 8-K).

10.35

Promissory Note dated March 1, 2007 in principal amount of $1,400,000 by STEN Credit Corporation (f/k/a Colfax Financial Corporation) as maker and Flash Motors, Inc. as holder (incorporated by reference to Exhibit 10.3 of the March 2007 8-K).

10.36

Asset Purchase Agreement made May 11, 2007 retroactive to April 29, 2007 between Burger Time Acquisition Corporation and BTND, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the thirteen week period ended April 1, 2007).

10.37

Promissory Note dated May 11, 2007 in the amount of $806,317 by BTND, LLC as maker and Burger Time Acquisition Corporation as payee (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-QSB for the thirteen week period ended April 1, 2007).

10.38

Promissory Note dated April 28, 2007 in the amount of $1,886,431.94 by BTND, LLC as maker and STEN Corporation as payee (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007).

10.39

Security Agreement made as of November 23, 2007 by and among Valens U.S. SPV I, LLC, as lender, LV Administrative Services, Inc., as administrative and collateral agent, STEN Credit Corporation, Stencor, Ind., EasyDrive Cars and Credit Corporation, STEN Corporation and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 23, 2007 (the “November 2007 8-K”).

10.40

Secured Revolving Note dated November 23, 2007 issued by STEN Corporation and the other companies thereto to Valens U.S. SPV I, LLC, as holder in the maximum principal amount of $5,500,000 (incorporated by reference to Exhibit 10.2 to November 2007 8-K).

10.41

Common Stock Purchase Warrant dated November 23, 2007 issued by STEN Corporation to Valens U.S. SPV I, LLC for 22,006 shares of common stock  (incorporated by reference to Exhibit 10.3 to November 2007 8-K).

10.42	Irrevocable Proxy dated November 23, 2007 by Valens U.S. SPV I, LLC appointing STEN Corporation (incorporated by reference to Exhibit 10.4 to November 2007 8-K).
10.43	Registration Rights Agreement dated November 23, 2007 by and between STEN Corporation and Valens U.S. SPV I, LLC (incorporated by reference to Exhibit 10.5 to November 2007 8-K).
12.1	Statement re Ratio of Earnings to Fixed Charges (1)
23.1	Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant (included as part of Exhibit 5.1) (2)
23.2	Consent of Virchow, Krause & Company, LLP (1)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo, National Association (1).

(1)   Previously filed.
(2)   Filed herewith.